Exhibit (d)(5)


                         Offer to Purchase for Cash
             Any and All Outstanding Preferred Depositary Units
             Representing Preferred Limited Partners' Interests
                                     in
                      FORUM RETIREMENT PARTNERS, L.P.
                                     at
                             $2.50 Net Per Unit
                                     by
                             FORUM GROUP, INC.


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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
   CITY TIME, ON TUESDAY, OCTOBER 2, 1995, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated
October 2, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Forum Group, Inc., an Indiana corporation (the "Purchaser"), to purchase all of the outstanding preferred depositary units (the "Units") representing preferred limited partners' interests in Forum Retirement Partners, L.P., a Delaware limited partnership, at $2.50 per Unit, net to the seller in cash, on the terms and subject to the conditions set forth in the Offer.

     This material is being forwarded to you as the beneficial owner of Units held by us for your account but not registered in your name. A tender of such Units can be made only by us as the holder of record and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Units held by us for your account.

     We request instructions as to whether you wish to have us tender any or all such Units held by us for your account, on the terms and subject to the conditions of the Offer.

     Your attention is invited to the following:

     1.   The tender price is $2.50 per Unit, net to you in cash.

     2.   The Offer is being made for any and all outstanding Units.

     3. You will not be obligated to pay any brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, any transfer taxes on the purchase of Units by the Purchaser pursuant to the Offer.

     4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, October 31, 1995, unless extended.

     If you wish to have us tender any or all of your Units, please so instruct us by completing, executing, and returning to us the instruction form set forth on the reverse side of this page. If you authorize us to tender your Units, all such Units will be tendered unless otherwise indicated. Your instructions to us should be forwarded to us promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

        Instructions with Respect to the Offer to Purchase for Cash
                 All Outstanding Preferred Depositary Units
             Representing Preferred Limited Partners' Interests
                                     in
                      FORUM RETIREMENT PARTNERS, L.P.
                                     at
                             $2.50 Net Per Unit
                                     by
                             FORUM GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated October 2, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal, relating to the offer by Forum Group, Inc., an Indiana corporation, to purchase any and all outstanding preferred depositary units ("Units") representing preferred limited partners' interests in Forum Retirement Partners, L.P., a Delaware limited partnership.

     This will instruct you to tender the number of Units indicated below held by you for the account of the undersigned upon the terms and subject to the conditions set forth in such Offer to Purchase and the related Letter of Transmittal.



                                                     ------------------------------------------------

                                                     ------------------------------------------------
Number of Units to be Tendered:                                        Signature(s)

_____________________________ Units*
                                                     ------------------------------------------------
*I (we) understand that if I (we) sign
these instructions without indicating a              ------------------------------------------------
lesser number of Units in the space                                Please Print Name(s)
above, all Units held by you for my
(our) account will be tendered.





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